Exhibit 8.2

FORM OF

Issuer ACKNOWLEDGEMENT

Regulation A Offering

The undersigned (the “Issuer”) has engaged FinTech Clearing, LLC (“Broker Dealer”) and FlashFunders, Inc. (“Website Administrator”) to provide certain services to the Issuer pursuant to the Terms of Use located at www.flashfunders.com (as amended or supplemented from time to time, the “Terms of Use”). All capitalized terms not expressly defined in this Issuer Acknowledgement shall have the respective meanings ascribed to them in the Terms of Use. As a material inducement to Broker Dealer and Website Administrator to provide the Services, the Issuer hereby agrees as follows:

1.       Defined Terms. As used herein, the following terms have the following meanings:

(a)       “Affiliate” means any entity controlled by or under common control with the Issuer and any predecessor of the Issuer. For the purposes hereof, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b)        “Closing” means the consummation of an Offering.

(c)        “Commission” means the Securities and Exchange Commission.

(d)       “Gross Proceeds” means the total gross process raised by an Issuer in an Offering.

(e)       “Investor” means any investor or any potential investor in an Offering.

(f)       “Offering” means an Offering being conducted pursuant to Rule 251(a) of the Securities Act.

(g)       “Offering Statement” means an offering statement filed with the Commission pursuant to Rule 252 of the Securities Act.

(h)       “Platform” means the website located at www.flashfunders.com.

2.       Compensation; Reimbursable Expenses; Payment Terms.

(a)       Compensation. Prior to the placement of the Offering on the Platform the Issuer shall pay to FlashFunders a fee equal to ten thousand dollars ($10,000) (the “Fees”). Broker Dealer will be compensated in connection with the Offering pursuant to and in accordance with that certain Selected Dealers Agreement by and between Broker Dealer and Boustead Securities, LLC, a copy of which is attached to this Issuer Acknowledgement as Exhibit A. Broker-Dealer may further enter into an Offering Deposit Account Agency Agreement (“Deposit Agreement”) with the Issuer in the form attached as Exhibit B to act as the Deposit Account Agent for the Offering and shall be compensated and/or reimbursement according to the terms and conditions therein.

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(b)       Reimbursable Expenses. Broker Dealer shall be entitled to reimbursement for all out-of-pocket third party expenses that it pays or incurs on behalf of the Issuer in connection with any Offering (collectively, “Reimbursable Expenses”). Reimbursable Expenses shall include, without limitation, any state filing fees, blue-sky filing fees, and payment processing fees.

(c)       Payment Terms. At each Closing, Broker Dealer shall deliver to the Issuer a summary of the unpaid Reimbursable Expenses as of such Closing. The Issuer acknowledges and agrees that Broker Dealer has the right, but not the obligation, to deduct all such Reimbursable Expenses directly from the funds held in the Escrow Account (the “Closing Funds”). Broker Dealer shall invoice the Issuer for all Reimbursable Expenses not deducted from the Closing Funds. The Issuer shall pay all such amounts within ten (10) calendar days after the date of such invoice.

3.       Representations, Warranties and Covenants. With respect to any Offering, the Issuer hereby represents, warrants and covenants to Broker Dealer and Website Administrator that:

(a)       Terms of Use. The Issuer shall at all times comply with the Terms of Use.

(b)       Disclosure. None of the information filed with the Commission by or on behalf of the Issuer, or any of the information provided to Broker Dealer or Website Administrator (through the Platform or otherwise) by or on behalf of the Issuer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such statements not misleading in light of the circumstances under which they were made.

(c)       Reliance. Broker Dealer and Website Administrator are entitled to rely on all representations and warranties of the Issuer made in any investment documents, included in any Offering materials, or otherwise provided in connection with any Offering.

(d)       Securities Filings. The Issuer will timely make all securities filings required under applicable federal and applicable state securities laws, and will otherwise abide by all of the rules, regulations and other requirements applicable to issuers of securities under the Securities Act and other applicable laws.

(e)       Own Advisors. The Issuer has been advised to, and has, consulted with the Issuer’s own legal, financial and tax advisors in connection with an Offering. The Issuer is not relying on any statements or representations of Broker Dealer or Website Administrator or their agents, for legal, financial or tax advice with respect to an Offering, use of the Platform or any corporate preparation, clean-up and/or structuring of the Issuer related thereto.

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(f)       No Assurances. The Issuer understands that Broker Dealer can make no assurance that any Offering will be successful or that the Issuer will receive any minimum or target investment in such Offering.

(g)       Termination of Offering. The Issuer acknowledges and agrees that (i) Broker Dealer has the right, without any liability to the Issuer, to deny the Issuer access to the Platform or terminate any Offering at any time and for any or no reason (including, without limitation, if Broker Dealer determines that the Issuer or such Offering presents the potential for fraud or otherwise raises concerns about Investor protection), and (ii) as between the Issuer (and its stockholders and affiliates) and Broker Dealer, to the fullest extent permitted by law, Broker Dealer has no liability or obligation to conduct any examination or investigation, or to detect, conclude or report to the Issuer any concerns, based upon any information known to or discoverable by Broker Dealer, that the Issuer or such Offering presents the potential for fraud or otherwise raises concerns about Investor protection.

(h)       Notice of Termination of Offering. The Issuer shall immediately notify Broker Dealer in writing if the Issuer terminates, cancels or is otherwise unable to complete an Offering.

(i)       Use of Platform. The Issuer acknowledges that the Platform has been developed and is maintained by Website Administrator. WEBSITE ADMINISTRATOR DOES NOT RECOMMEND, SOLICIT TRANSACTIONS IN, RECEIVE COMPENSATION FROM, OR OTHERWISE PARTICIPATE IN SECURITIES OFFERINGS IN ANY MANNER. The Platform serves only as an online interface utilized by the Broker Dealer to display securities offerings. All securities related activities are conducted by Broker Dealer.

(j)       Compliance with Laws. THE ISSUER HAS READ, CONSULTED WITH ITS OWN LEGAL ADVISOR REGARDING, AND UNDERSTANDS RULES 251 TO 263 OF THE SECURITIES ACT AND REGULATION A. THE ISSUER HAS COMPLIED WITH THE REQUIREMENTS IN RULE 251 TO 263 OF THE SECURITIES ACT.

(k)       No Disqualification Event. None of the Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Issuer participating in the Offering, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 262(a)(1) to (8) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 262(b) or (c) under the Securities Act. The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Prior to the commencement of an Offering, the Issuer shall cause each Issuer Covered Person to complete, execute and deliver to Broker Dealer a bad actor questionnaire provided by Broker Dealer.

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(l)       Eligible Issuer. The Issuer is organized under the laws of the United States or Canada, or any State, Province, Territory or possession thereof, or the District of Columbia, with its principal place of business in the United States or Canada. The Issuer is not required to file reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) immediately before the offering. The Issuer not an investment company registered or required to be registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940. The Issuer is not issuing fractional undivided interests in oil or gas rights, or a similar interest in other mineral rights. The Issuer is not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act within five years before the filing of the Offering Statement. The Issuer has filed with the Commission all reports required to be filed, if any, pursuant to Rule 257 during the two years before the filing of the offering statement (or for such shorter period that the Issuer was required to file such reports). The Issuer is not a development stage company and has a specific business plan. Such business plan does not indicate that the Issuer plans to engage in a merger or acquisition with an unidentified company or companies. A copy of such business plan is, or will be, included in the Offering Statement.

(m)       Offering Statement. The Issuer has completed and filed with the Commission, or will complete and timely file with the Commission, the Offering Statement in compliance with Rule 252 of the Securities Act. The Commission has qualified the Offering Statement. The Issuer will provide Broker Dealer with a filed copy of the Offering Statement and all amendments thereto. The Issuer acknowledges that the Issuer is solely responsible for the contents of its Offering Statement and is not relying on any statements or representations of Broker Dealer or its agents, for legal or other advice with respect to its Offering Statement or any amendments thereto or other filings with any governmental agency.

(n)       Indemnification. The Issuer agrees to indemnify, hold harmless and defend the Indemnified Parties at the Issuer’s expense, against any and all claims, actions, proceedings, and suits and all related liabilities, damages, settlements, penalties, fines, costs and expenses and costs and expenses of investigations (including, without limitation, reasonable attorneys’ fees and other dispute resolution expenses) incurred by any Indemnified Party arising out of or relating to (a) the Issuer’s breach of any representation, warranty or covenant, or any of its obligations, under this Issuer Acknowledgement or any of the offering documents and/or (b) any violation by the Issuer of any law, rule, order or regulation applicable to an Offering (including, without limitation, the Securities Act).

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(o)       Incorporation by Reference. The Terms of Use (including, without limitation, Sections 18 (Disclaimer of Warranties), 19 (Limitation of Liability; Sole and Exclusive Remedy), 21 (Dispute Resolution and Governing Law) and 22 (Binding Arbitration)) are hereby incorporated into this Issuer Acknowledgement by this reference.

(p)       Conflict. In the event of any conflict between this Issuer Acknowledgement and the Terms of Use, this Issuer Acknowledgement shall govern.

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In Witness Whereof, the Issuer has executed this Issuer Acknowledgement as of the day and year set forth below.

ISSUER NAME:	VIRTRA, INC.

By (signature):

Name:	Bob Ferris
Title:	Chief Executive Officer
Date:

ACKNOWLEDGED AND ACCEPTED:

FINTECH CLEARING, LLC

By:
Name:	Brian Park
Title:	President
Date:

FLASHFUNDERS, INC.

By:
Name:	Brian Park
Title:	President
Date:

EXHIBIT A

SELECTED DEALERS Agreement

(See attached)

EXHIBIT B

OFFERING DEPOSIT ACCOUNT AGENCY Agreement

(See attached)